Exhibit 99.1

Phillips Edison & Company Reports Fourth Quarter
and Full Year 2020 Results

Fourth quarter rent and recovery collections totaled over 95% of monthly billings

Neighbors representing approximately 99% of annualized base rent are open and operating as of March 8, 2021

Subsequent to year-end, made distributions in January 2021, February 2021, and March 2021; declared distribution payable on April 1, 2021

CINCINNATI - March 11, 2021 - Phillips Edison & Company, Inc. (“PECO” or the “Company”), an internally-managed real estate investment trust (“REIT”) and one of the nation’s largest owners and operators of grocery-anchored shopping centers, reported a net loss of $12.8 million and net income of $5.5 million for the three months and full year ended December 31, 2020, respectively.

Fourth Quarter 2020 Highlights (vs. Fourth Quarter 2019)
•Same-center net operating income (“NOI”) decreased 9.6% to $79.0 million
•Rent and recovery collections totaled over 95% of monthly billings for the quarter
•Leased portfolio occupancy totaled 94.7%, a decrease from 95.4% at December 31, 2019
•Executed 248 leases (new, renewal, and options) totaling 1.1 million square feet
•Comparable new lease spreads were 6.3% and comparable renewal lease spreads were 5.2%
•Core funds from operations (“Core FFO”) decreased 20.3% to $48.8 million; Core FFO per diluted share decreased to $0.15 from $0.19 per diluted share
•Completed tender offer repurchasing approximately 4% of equity for a total price of $77.6 million
•Net debt to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate (“EBITDAre”) was 7.3x as of December 31, 2020, compared to 7.2x at December 31, 2019
•Outstanding debt had a weighted-average interest rate of 3.1%, a weighted-average maturity of 4.1 years, and 74.8% was fixed-rate debt

Full Year 2020 Highlights (vs. 2019)
•Same-center NOI decreased 4.1% to $328.0 million
•Executed 861 leases (new, renewal, and options) totaling 4.7 million square feet
•Comparable new lease spreads were 8.2% and comparable renewal spreads were 6.7%
•Core FFO decreased 4.5% to $220.4 million; Core FFO per diluted share decreased to $0.66 compared to $0.70 per diluted share

Management Commentary
“Throughout the pandemic we have seen consistent foot traffic at our grocery-anchored shopping centers due to the essential and necessity-based nature of our tenants, whom we call our Neighbors,” said Jeff Edison, chairman and chief executive officer of PECO. “Since April, our top priority has been working with our Neighbors to maximize their omnichannel business efforts. For example, we have added 1,400 ‘Front Row 2 Go’ parking spots at the front of our centers to support our Neighbors’ ‘order online, pick up in store’ commerce and we have 79 active or completed projects to expand outdoor dining, add drive-thrus, and install pick-up windows.”
“These efforts resulted in over 95% collections for the fourth quarter, a reduction in leased occupancy of only 70 basis points, and strong leasing activity with both new and existing Neighbors during the quarter. These results gave us the confidence to announce the resumption of our monthly distributions during the quarter, with the first being paid in January 2021.
“Since year-end, we continue to see positive results, with 94% of monthly rent collected through the first two months of 2021. Our business and the overall economy have been recovering from the impact of the pandemic and we are cautiously optimistic that as vaccine distribution ramps up and COVID-19 cases decline, we will continue to benefit from improving economic conditions.”

Collection Details
The table below outlines PECO’s collections for the second, third, and fourth quarters of 2020, as well as the months of January and February 2021, calculated as a percentage of monthly billings to Neighbors for rent and recoverable expenses (includes pro rata ownership through the Company’s joint ventures):

	Originally Reported	Current(1)
Q2 2020(2)	86%	93%
Q3 2020(3)	94%	95%
Q4 2020	N/A	95%
2021 YTD	N/A	94%
(1)Collections include monthly billings for rent and recoverable expenses that were received through March 8, 2021.
(2)As reported in our Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission (“SEC”) on August 12, 2020.
(3)As reported in our Quarterly Report on Form 10-Q filed with the SEC on November 9, 2020.
As of March 8, 2021, PECO collected over 94% of rent and recovery billings originally charged between April and December 2020. Of the remaining uncollected balance of approximately $19.9 million, $5.9 million is to be collected under executed payment plans and $4.2 million has been abated. PECO continues to work with its Neighbors on the remaining balance.

Fourth Quarter and Full Year Ended December 31, 2020 Financial Results
Net (Loss) Income
Fourth quarter 2020 net loss totaled $12.8 million compared to net income of $4.9 million for the fourth quarter of 2019.
Net loss for the fourth quarter of 2020 was driven by lower rent and recovery collections and an increase in rent and recovery billings that are estimated to be uncollectible as a result of the COVID-19 pandemic.
Full year 2020 net income totaled $5.5 million, or $0.02 per diluted share, compared to net loss of $72.8 million for 2019.
The full year improvement was driven by a decrease in non-cash impairments; lower interest expense resulting from lower interest rates; and lower general and administrative expenses stemming from a reduction in headcount, executive and director compensation reductions, and lower performance-based compensation. These expense decreases were offset by the aforementioned lower rent and recovery collections, as well as revenues not recognized in 2020 based on an assessment of Neighbor credit-worthiness, including straight-line rent that was written off.

FFO as Defined by the National Association of Real Estate Investment Trusts (“Nareit”)
For the fourth quarter of 2020, FFO attributable to stockholders and convertible noncontrolling interests decreased 18.5% to $46.0 million, or $0.14 per diluted share, from $56.5 million, or $0.17 per diluted share, during the same year-ago quarter.
The decrease for the fourth quarter of 2020 was primarily driven by the effects of the COVID-19 pandemic on NOI, partially offset by expense reductions in response to the pandemic.

For the year ended December 31, 2020, FFO attributable to stockholders and convertible noncontrolling interests increased 2.2% to $221.7 million, or $0.66 per diluted share, from $217.0 million, or $0.66 per diluted share, in 2019.
The improvement was driven by lower other non-cash impairments and other non-recurring charges as compared to 2019, along with items previously discussed for net income.

Core FFO
For the fourth quarter of 2020, Core FFO decreased 20.3% to $48.8 million, or $0.15 per diluted share, compared to $61.2 million, or $0.19 per diluted share, during the same year-ago quarter.
For the year ended December 31, 2020, Core FFO decreased 4.5% to $220.4 million, or $0.66 per diluted share, compared to $230.9 million, or $0.70 per diluted share, for 2019.
The decreases in Core FFO for both periods were driven by the decrease in NOI due to the impact of the pandemic, partially offset by expense reduction initiatives undertaken in response to the pandemic, and lower interest expense.

Same-Center NOI
Fourth quarter 2020 same-center NOI decreased 9.6% to $79.0 million compared to $87.3 million during the fourth quarter of 2019. The Company saw a 0.6% decrease in average same-center occupancy, but this was offset by an increase of $0.21, or 1.7%, in average base rent per square foot.
Full year 2020 same-center NOI decreased 4.1% to $328.0 million compared to $342.1 million during 2019. This decrease was despite an increase of $0.23, or 1.9%, in average base rent per square foot and a 0.8% improvement in average same-center occupancy.
The decline in both periods was largely due to lower rent and recovery collections, as well as revenues not recognized in 2020 based on our assessment of Neighbor credit-worthiness.

Fourth Quarter and Full Year Ended December 31, 2020 Portfolio Overview
Portfolio Statistics
As of December 31, 2020, PECO’s portfolio consisted of 283 properties, totaling approximately 31.7 million square feet, located in 31 states. This compares to 287 properties, totaling approximately 32.1 million square feet, located in 31 states as of December 31, 2019.
Leased portfolio occupancy declined to 94.7% at December 31, 2020 as compared to 95.4% at December 31, 2019. Anchor occupancy decreased to 97.6% compared to 98.0% a year ago, and inline occupancy decreased to 88.9% from 90.2% at the end of the previous year. These decreases were driven primarily by the fallout from Neighbors who encountered financial difficulty during the pandemic. Leased portfolio occupancy accounts for all Neighbors under active leases.

Leasing Activity
During the fourth quarter of 2020, 248 leases (new, renewal, and options) were executed totaling 1.1 million square feet. This compared to 251 leases executed totaling 1.1 million square feet during the fourth quarter of 2019.
Comparable rent spreads during the quarter, which compare the percentage increase (or decrease) of new or renewal leases to the expiring lease of a unit that was occupied within the past twelve months, were 6.3% for new leases, 5.2% for renewal leases (excluding options), and 5.5% combined (new and renewal leases only).
During the full year ended December 31, 2020, 861 leases (new, renewal, and options) were executed totaling 4.7 million square feet. This compared to 1,026 new and renewal leases executed totaling 4.6 million square feet during 2019.
Comparable rent spreads during 2020 were 8.2% for new leases, 6.7% for renewal leases (excluding options), and 7.0% combined (new and renewal leases only).

Disposition & Acquisition Activity
During the fourth quarter of 2020, the Company sold one property and one outparcel, generating $9.6 million in proceeds. In the near term, disposition proceeds are expected to be used to fund tax-efficient acquisitions and to help preserve liquidity during the current economic uncertainty. The Company acquired one shopping center for $18.4 million during the fourth quarter.
During the full year ended December 31, 2020, the Company sold seven properties and one outparcel, generating $57.9 million in proceeds. The Company acquired two shopping centers, as well as two outparcels adjacent to shopping centers owned by the Company (including one outparcel that was previously subject to a ground lease), for a total of $41.5 million.

Tender Offer
On December 30, 2020, PECO repurchased 100% of shares tendered during its offer to purchase up to 17.4 million shares of the Company’s common stock, par value $0.01 per share, at $5.75 per share. Approximately 13.5 million shares were repurchased, or approximately 4% of PECO’s fully diluted share count, for an aggregate cost of approximately $77.6 million, which was settled in early January 2021.

Balance Sheet Highlights at December 31, 2020
At year-end, the Company had approximately $490 million of borrowing capacity available on its $500 million revolving credit facility, net of outstanding letters of credit.
Net debt to total enterprise value was 44.5% at December 31, 2020, compared to 39.5% at December 31, 2019. This increase was solely driven by the change in the estimated value per share (“EVPS”) of PECO’s common stock, as net debt decreased by $162.5 million from December 31, 2019.
Net debt to adjusted EBITDAre annualized was 7.3x at December 31, 2020, compared to 7.2x at December 31, 2019.
At December 31, 2020, the Company’s outstanding debt had a weighted-average interest rate of 3.1% and a weighted-average maturity of 4.1 years, and 74.8% of its total debt was fixed-rate debt. This compared to a weighted-average interest rate of 3.4%, a weighted-average maturity of 5.0 years, and 89.4% fixed-rate debt at December 31, 2019.

Distributions & Equity Update

For the year ended December 31, 2020, total distributions of $74.7 million were paid to common stockholders and operating partnership unit (“OP unit”) holders, including $15.9 million reinvested through the Dividend Reinvestment Plan (“DRIP”), for net cash distributions of $58.8 million. Distributions were suspended after the April 1, 2020 payment as a result of the uncertainty surrounding the COVID-19 pandemic.
On November 4, 2020, the Board authorized the resumption of monthly distributions equal to $0.02833333 per share ($0.34 if annualized). Subsequently, distributions have been paid on January 12, 2021, February 1, 2021, and March 1, 2021. The Company expects to make a distribution on or around April 1, 2021 in the same amount to stockholders of record at the close of business on March 19, 2021. OP unit holders received distributions at the same rate, subject to required tax withholding.
Future distributions are not guaranteed; however, the Board intends to evaluate distributions on a monthly basis throughout 2021.
To date, the Company has distributed over $1.3 billion to its stockholders and OP unit holders in the form of monthly distributions.
The previously announced one-for-four reverse stock split has been delayed subject to market conditions.

Stockholder Update Call
Chairman and Chief Executive Officer Jeff Edison and Chief Financial Officer John Caulfield will host a live conference call on Friday, March 12, 2021 at 12:00 p.m. Eastern Time addressing the Company’s results. Following management’s prepared remarks, there will be a question and answer session where questions may be submitted via the webcast interface during the call.

Date: Friday, March 12, 2021

Time: 12:00 p.m. Eastern Time
Webcast link: https://services.choruscall.com/links/peco210312.html
U.S. listen-only: (888) 346-2646
Replay: A webcast replay will be available approximately one hour after the conclusion of the presentation at http://investors.phillipsedison.com/event-calendar
Submit questions in advance of the call: InvestorRelations@phillipsedison.com

The conference call and accompanying slide presentation containing financial information can be accessed by visiting the Events and Presentations page on the Company’s website at investors.phillipsedison.com/event.
Interested parties will be able to access the conference call via online webcast or by telephone. If dialing in, please call the conference telephone number five minutes prior to the start time as an operator will register your name and organization. Participants should ask to join the Phillips Edison & Company call.
For more information on the Company’s financial results, please refer to the Company’s Form 10-K, which will be filed with the SEC and available on the SEC’s website at www.sec.gov no later than March 31, 2021.

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 2020 AND 2019
(In thousands, except per share amounts)

	2020	2019
ASSETS
Investment in real estate:
Land and improvements	$1,549,362	$1,552,562
Building and improvements	3,237,986	3,196,762
In-place lease assets	441,683	442,729
Above-market lease assets	66,106	65,946
Total investment in real estate assets	5,295,137	5,257,999
Accumulated depreciation and amortization	(941,413)	(731,560)
Net investment in real estate assets	4,353,724	4,526,439
Investment in unconsolidated joint ventures	37,366	42,854
Total investment in real estate assets, net	4,391,090	4,569,293
Cash and cash equivalents	104,296	17,820
Restricted cash	27,641	77,288
Goodwill	29,066	29,066
Other assets, net	126,470	128,690
Real estate investment and other assets held for sale	—	6,038
Total assets	$4,678,563	$4,828,195
LIABILITIES AND EQUITY
Liabilities:
Debt obligations, net	$2,292,605	$2,354,099
Below-market lease liabilities, net	101,746	112,319
Earn-out liability	22,000	32,000
Deferred income	14,581	15,955
Derivative liability	54,759	20,974
Accounts payable and other liabilities	176,943	124,054
Total liabilities	2,662,634	2,659,401
Equity:
Preferred stock, $0.01 par value per share, 10,000 shares authorized, zero shares issued and
outstanding at December 31, 2020 and 2019	—	—
Common stock, $0.01 par value per share, 1,000,000 shares authorized, 279,836 and 289,047
shares issued and outstanding at December 31, 2020 and 2019, respectively	2,798	2,890
Additional paid-in capital	2,739,358	2,779,130
Accumulated other comprehensive loss	(52,306)	(20,762)
Accumulated deficit	(999,491)	(947,252)
Total stockholders’ equity	1,690,359	1,814,006
Noncontrolling interests	325,570	354,788
Total equity	2,015,929	2,168,794
Total liabilities and equity	$4,678,563	$4,828,195

PHILLIPS EDISON & COMPANY, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE MONTHS AND YEARS ENDED DECEMBER 31, 2020 AND 2019
(In thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenues:
Rental income	$118,065	$131,665	$485,483	$522,270
Fees and management income	2,314	2,602	9,820	11,680
Other property income	380	1,080	2,714	2,756
Total revenues	120,759	135,347	498,017	536,706
Operating Expenses:
Property operating	25,264	23,805	87,490	90,900
Real estate taxes	16,169	16,870	67,016	70,164
General and administrative	11,242	10,238	41,383	48,525
Depreciation and amortization	55,987	57,850	224,679	236,870
Impairment of real estate assets	2,423	12,767	2,423	87,393
Total operating expenses	111,085	121,530	422,991	533,852
Other:
Interest expense, net	(19,986)	(27,023)	(85,303)	(103,174)
(Loss) gain on sale or contribution of property, net	(2,122)	17,267	6,494	28,170
Other (expense) income, net	(320)	800	9,245	(676)
Net (loss) income	(12,754)	4,861	5,462	(72,826)
Net loss (income) attributable to noncontrolling interests	1,561	(751)	(690)	9,294
Net (loss) income attributable to stockholders	$(11,193)	$4,110	$4,772	$(63,532)
Earnings per common share:
Net (loss) income per share attributable to stockholders - basic and diluted	$(0.04)	$0.02	$0.02	$(0.22)

Reconciliation of Non-GAAP Measures
Same-Center Net Operating Income
The Company presents Same-Center NOI as a supplemental measure of its performance. The Company defines NOI as total operating revenues, adjusted to exclude non-cash revenue items, less property operating expenses and real estate taxes. For the three months and years ended December 31, 2020 and 2019, Same-Center NOI represents the NOI for the 275 properties that were wholly-owned and operational for the entire portion of both comparable reporting periods. The Company believes Same-Center NOI provides useful information to its investors about its financial and operating performance because it provides a performance measure of the revenues and expenses directly involved in owning and operating real estate assets and provides a perspective not immediately apparent from net income (loss). Because Same-Center NOI excludes the change in NOI from properties acquired or disposed of after December 31, 2018, it highlights operating trends such as occupancy levels, rental rates, and operating costs on properties that were operational for both comparable periods. Other REITs may use different methodologies for calculating Same-Center NOI, and accordingly, PECO’s Same-Center NOI may not be comparable to other REITs.
Same-Center NOI should not be viewed as an alternative measure of the Company’s financial performance as it does not reflect the operations of its entire portfolio, nor does it reflect the impact of general and administrative expenses, depreciation and amortization, interest expense, other income (expense), or the level of capital expenditures and leasing costs necessary to maintain the operating performance of the Company’s properties that could materially impact its results from operations.
Funds from Operations and Core Funds from Operations
FFO is a non-GAAP performance financial measure that is widely recognized as a measure of REIT operating performance. The National Association of Real Estate Investment Trusts (“Nareit”) defines FFO as net income (loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property and gains (or losses) from change in control, plus depreciation and amortization, and after adjustments for impairment losses on real estate and impairments of in-substance real estate investments in investees that are driven by measurable decreases in the fair value of the depreciable real estate held by the unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. The Company calculates FFO Attributable to Stockholders and Convertible Noncontrolling Interests in a manner consistent with the Nareit definition, with an additional adjustment made for noncontrolling interests that are not convertible into common stock.
Core FFO is an additional performance financial measure used by the Company as FFO includes certain non-comparable items that affect its performance over time. The Company believes that Core FFO is helpful in assisting management and investors with the assessment of the sustainability of operating performance in future periods, and that it is more reflective of its core operating performance and provides an additional measure to compare PECO’s performance across reporting periods on a consistent basis by excluding items that may cause short-term fluctuations in net income (loss). To arrive at Core FFO, the Company adjusts FFO attributable to stockholders and convertible noncontrolling interests to exclude certain recurring and non-recurring items including, but not limited to, depreciation and amortization of corporate assets, changes in the fair value of the earn-out liability, amortization of unconsolidated joint venture basis differences, gains or losses on the extinguishment or modification of debt, other impairment charges, and transaction and acquisition expenses.
FFO, FFO Attributable to Stockholders and Convertible Noncontrolling Interests, and Core FFO should not be considered alternatives to net income (loss) under GAAP, as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Core FFO may not be a useful measure of the impact of long-term operating performance on value if the Company does not continue to operate its business plan in the manner currently contemplated.
Accordingly, FFO, FFO Attributable to Stockholders and Convertible Noncontrolling Interests, and Core FFO should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s FFO, FFO Attributable to Stockholders and Convertible Noncontrolling Interests, and Core FFO, as presented, may not be comparable to amounts calculated by other REITs.
Earnings Before Interest, Taxes, Depreciation, and Amortization for Real Estate and Adjusted EBITDAre
Nareit defines EBITDAre as net income (loss) computed in accordance with GAAP before (i) interest expense, (ii) income tax expense, (iii) depreciation and amortization, (iv) gains or losses from disposition of depreciable property, and (v) impairment write-downs of depreciable property. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect EBITDAre on the same basis.

Adjusted EBITDAre is an additional performance measure used by the Company as EBITDAre includes certain non-comparable items that affect the Company’s performance over time. To arrive at Adjusted EBITDAre, the Company excludes certain recurring and non-recurring items from EBITDAre, including, but not limited to: (i) changes in the fair value of the earn-out liability; (ii) other impairment charges; (iii) amortization of basis differences in the Company’s investments in its unconsolidated joint ventures; and (iv) transaction and acquisition expenses.
The Company has included the calculation of EBITDAre to better align with publicly traded REITs. The Company uses EBITDAre and Adjusted EBITDAre as additional measures of operating performance which allow it to compare earnings independent of capital structure, determine debt service and fixed cost coverage, and measure enterprise value. Additionally, the Company believes they are a useful indicator of its ability to support its debt obligations. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income (loss), as an indication of the Company’s liquidity, nor as an indication of funds available to cover its cash needs, including its ability to fund distributions. Accordingly, EBITDAre and Adjusted EBITDAre should be reviewed in connection with other GAAP measurements, and should not be viewed as more prominent measures of performance than net income (loss) or cash flows from operations prepared in accordance with GAAP. The Company’s EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to amounts calculated by other REITs.

Same-Center Net Operating Income—The table below compares same-center NOI (in thousands):

	Three Months Ended December 31,		Favorable (Unfavorable)		Year Ended December 31,		Favorable (Unfavorable)
	2020	2019	$ Change	% Change	2020	2019	$ Change	% Change
Revenues:
Rental income(1)	$91,019	$90,519	$500		$364,998	$360,548	$4,450
Tenant recovery income	30,728	33,414	(2,686)		122,835	120,870	1,965
Reserves for uncollectibility(2)	(8,809)	(2,163)	(6,646)		(26,458)	(5,179)	(21,279)
Other property income	366	1,004	(638)		2,609	2,552	57
Total revenues	113,304	122,774	(9,470)	(7.7)%	463,984	478,791	(14,807)	(3.1)%
Operating expenses:
Property operating expenses	18,692	19,324	632		70,270	70,208	(62)
Real estate taxes	15,659	16,138	479		65,727	66,461	734
Total operating expenses	34,351	35,462	1,111	3.1%	135,997	136,669	672	0.5%
Total Same-Center NOI	$78,953	$87,312	$(8,359)	(9.6)%	$327,987	$342,122	$(14,135)	(4.1)%
(1)Excludes straight-line rental income, net amortization of above- and below-market leases, and lease buyout income.
(2)Includes billings that will not be recognized as revenue until cash is collected or the Neighbor resumes regular payments and/or is considered creditworthy.
Same-Center Net Operating Income Reconciliation—Below is a reconciliation of Net (Loss) Income to NOI and Same-Center NOI for the three months and years ended December 31, 2020 and 2019 (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Net (loss) income	$(12,754)	$4,861	$5,462	$(72,826)
Adjusted to exclude:
Fees and management income	(2,314)	(2,602)	(9,820)	(11,680)
Straight-line rental income(1)	(192)	(1,974)	(3,356)	(9,079)
Net amortization of above- and below- market leases	(779)	(919)	(3,173)	(4,185)
Lease buyout income	(265)	(78)	(1,237)	(1,166)
General and administrative expenses	11,242	10,238	41,383	48,525
Depreciation and amortization	55,987	57,850	224,679	236,870
Impairment of real estate assets	2,423	12,767	2,423	87,393
Interest expense, net	19,986	27,023	85,303	103,174
Loss (gain) on disposal of property, net	2,122	(17,267)	(6,494)	(28,170)
Other expense (income), net	320	(800)	(9,245)	676
Property operating expenses related to fees and management income	3,512	1,093	6,098	6,264
NOI for real estate investments	79,288	90,192	332,023	355,796
Less: Non-same-center NOI(2)	(335)	(2,880)	(4,036)	(13,674)
Total Same-Center NOI	$78,953	$87,312	$327,987	$342,122
(1)Includes straight-line rent adjustments for Neighbors deemed to be non-creditworthy.
(2)Includes operating revenues and expenses from non-same-center properties which includes properties acquired or sold and corporate activities.

Funds from Operations and Core Funds from Operations—The following table presents our calculation of FFO, FFO Attributable to Stockholders and Convertible Noncontrolling Interests, and Core FFO and provides additional information related to our operations (in thousands, except per share amounts):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Calculation of FFO Attributable to Stockholders and Convertible Noncontrolling Interests
Net (loss) income	$(12,754)	$4,861	$5,462	$(72,826)
Adjustments:
Depreciation and amortization of real estate assets	54,450	56,522	218,738	231,023
Impairment of real estate assets	2,423	12,767	2,423	87,393
Loss (gain) on disposal of property, net	2,122	(17,267)	(6,494)	(28,170)
Adjustments related to unconsolidated joint ventures	(208)	(420)	1,552	(128)
FFO attributable to the Company	46,033	56,463	221,681	217,292
Adjustments attributable to noncontrolling interests not convertible into common stock	—	(8)	—	(282)
FFO attributable to stockholders and convertible noncontrolling interests	$46,033	$56,455	$221,681	$217,010
Calculation of Core FFO
FFO attributable to stockholders and convertible noncontrolling interests	$46,033	$56,455	$221,681	$217,010
Adjustments:
Depreciation and amortization of corporate assets	1,537	1,328	5,941	5,847
Change in fair value of earn-out liability	—	—	(10,000)	(7,500)
Other impairment charges	359	—	359	9,661
Amortization of unconsolidated joint venture basis differences	616	976	1,883	2,854
(Gain) loss on extinguishment or modification of debt, net	(69)	2,238	4	2,238
Transaction and acquisition expenses	328	202	539	598
Other	—	1	—	158
Core FFO	$48,804	$61,200	$220,407	$230,866

FFO Attributable to Stockholders and Convertible Noncontrolling Interests/Core FFO per share
Weighted-average common shares outstanding - diluted(1)	333,411	330,717	333,466	327,510
FFO attributable to stockholders and convertible noncontrolling interests per share - diluted	$0.14	$0.17	$0.66	$0.66
Core FFO per share - diluted	$0.15	$0.19	$0.66	$0.70
(1)Restricted stock awards were dilutive to FFO Attributable to Stockholders and Convertible Noncontrolling Interests per share and Core FFO per share for the years and quarters ended December 31, 2020 and 2019, and, accordingly, their impact was included in the weighted-average common shares used in their respective per share calculations. For the three months ended December 31, 2020 and for the year ended December 31, 2019, restricted stock units had an anti-dilutive effect upon the calculation of earnings per share and thus were excluded.

The following table presents our calculation of EBITDAre and Adjusted EBITDAre (in thousands):

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Calculation of EBITDAre
Net (loss) income	$(12,754)	$4,861	$5,462	$(72,826)
Adjustments:
Depreciation and amortization	55,987	57,850	224,679	236,870
Interest expense, net	19,986	27,023	85,303	103,174
Loss (gain) on disposal of property, net	2,122	(17,267)	(6,494)	(28,170)
Impairment of real estate assets	2,423	12,767	2,423	87,393
Federal, state, and local tax expense	109	268	491	785
Adjustments related to unconsolidated joint ventures	193	173	3,355	2,571
EBITDAre	$68,066	$85,675	$315,219	$329,797
Calculation of Adjusted EBITDAre
EBITDAre	68,066	85,675	315,219	329,797
Adjustments:
Change in fair value of earn-out liability	—	—	(10,000)	(7,500)
Other impairment charges	359	—	359	9,661
Amortization of unconsolidated joint venture basis differences	616	976	1,883	2,854
Transaction and acquisition expenses	328	202	539	598
Adjusted EBITDAre	$69,369	$86,853	$308,000	$335,410

Financial Leverage Ratios
We believe our debt to Adjusted EBITDAre, debt to total enterprise value, and debt covenant compliance as of December 31, 2020 allow us access to future borrowings as needed in the near term. The following table presents our calculation of net debt and total enterprise value, inclusive of our prorated portion of net debt and cash and cash equivalents owned through our joint ventures, as of December 31, 2020 and 2019 (dollars in thousands):

	2020	2019
Net debt:
Total debt, excluding market adjustments and deferred financing expenses	$2,345,620	$2,421,520
Less: Cash and cash equivalents	104,952	18,376
Total net debt	$2,240,668	$2,403,144

Enterprise value:
Total Net debt	$2,240,668	$2,403,144
Total equity value(1)	2,797,234	3,682,161
Total enterprise value	$5,037,902	$6,085,305
(1)Total equity value is calculated as the number of common shares and OP units outstanding multiplied by the EVPS at the end of the period.There were 319.7 million diluted shares outstanding with an EVPS of $8.75 as of December 31, 2020 and 331.7 million diluted shares outstanding with an EVPS of $11.10 as of December 31, 2019.
The following table presents our calculation of net debt to Adjusted EBITDAre and net debt to total enterprise value as of December 31, 2020 and 2019 (dollars in thousands):

	2020	2019
Net debt to Adjusted EBITDAre - annualized:
Net debt	$2,240,668	$2,403,144
Adjusted EBITDAre - annualized(1)	308,000	335,410
Net debt to Adjusted EBITDAre - annualized	7.3x	7.2x

Net debt to total enterprise value
Net debt	$2,240,668	$2,403,144
Total enterprise value	5,037,902	6,085,305
Net debt to total enterprise value	44.5%	39.5%
(1) Adjusted EBITDAre is annualized based on trailing twelve months.

About Phillips Edison & Company
Phillips Edison & Company, Inc. (“PECO”), an internally-managed REIT, is one of the nation’s largest owners and operators of grocery-anchored shopping centers. PECO’s diversified portfolio of well-occupied neighborhood shopping centers features a mix of national and regional retailers selling necessity-based goods and services in fundamentally strong markets throughout the United States. Through its vertically-integrated operating platform, the Company manages a portfolio of 308 shopping centers, including 283 wholly-owned centers comprising approximately 31.7 million square feet across 31 states (as of December 31, 2020). PECO has generated strong operating results over its 30+ year history and has partnered with leading institutional commercial real estate investors including TPG Real Estate and The Northwestern Mutual Life Insurance Company. The Company remains exclusively focused on creating great grocery-anchored shopping experiences and improving the communities it serves one center at a time. For more information, please visit www.phillipsedison.com.
PECO uses, and intends to continue to use, its Investors website, which can be found at www.phillipsedison.com/investors, as a means of disclosing material nonpublic information and for complying with its disclosure obligations under Regulation FD.

Forward-Looking Statements
Certain statements contained in this press release of Phillips Edison & Company, Inc. (“we,” the “Company,” “our,” or “us”) other than historical facts may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We intend for all such forward-looking statements to be covered by the applicable safe harbor provisions for forward-looking statements contained in those acts. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “seek,” “objective,” “goal,” “strategy,” “plan,” “focus,” “priority,” “should,” “could,” “potential,” “possible,” “look forward,” “optimistic,” or other similar words. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date this report is filed with the U.S. Securities and Exchange Commission (“SEC”). Such statements include, in particular, statements about our plans, strategies, and prospects, and are subject to certain risks and uncertainties, including known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. These risks include, without limitation, (i) changes in national, regional, or local economic climates; (ii) local market conditions, including an oversupply of space in, or a reduction in demand for, properties similar to those in our portfolio; (iii) vacancies, changes in market rental rates, and the need to periodically repair, renovate, and re-let space; (iv) changes in interest rates and the availability of permanent mortgage financing; (v) competition from other available properties and the attractiveness of properties in our portfolio to our tenants; (vi) the financial stability of tenants, including the ability of tenants to pay rent; (vii) changes in tax, real estate, environmental, and zoning laws; (viii) the concentration of our portfolio in a limited number of industries, geographies, or investments; and (ix) any of the other risks included in the Company’s SEC filings. Therefore, such statements are not intended to be a guarantee of our performance in future periods.
See Part I, Item 1A. Risk Factors of our 2020 Annual Report on Form 10-K, to be filed with the SEC on or before March 31, 2021, and any subsequent filings, for a discussion of some of the risks and uncertainties, although not all of the risks and uncertainties, that could cause actual results to differ materially from those presented in our forward-looking statements. Except as required by law, we do not undertake any obligation to update or revise any forward-looking statements contained in this release.

Investors:
Phillips Edison & Company, Inc.
Michael Koehler, Vice President of Investor Relations
(513) 338-2743
InvestorRelations@phillipsedison.com

Source: Phillips Edison & Company, Inc.
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